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                                  EXHIBIT 4.14

                             INSIGNIA SOLUTIONS plc.
                       8.0% CONVERTIBLE SUBORDINATED NOTED
                              DUE DECEMBER 31, 2000


                          REGISTRATION RIGHTS AGREEMENT

                          DATED AS OF OCTOBER 20, 1999

Quantum Corporation
555 McCarthy Boulevard
Milpitas, California 95035

Ladies and Gentlemen:

      Insignia Solutions plc, an English limited liability company (the "COMPANY"), proposes to issue and sell to Quantum Corporation (together with its permitted successors and assigns, the "HOLDER") an 8.0% Convertible Subordinated Notes due December 31, 2000 dated as of September 8, 1999 in the principal amount of $1.0 million (the "NOTE"), which is convertible into Ordinary Shares of the Company evidenced by American depository receipts. As an inducement to the Holder to purchase the Note and the Company agrees with the Holder, as follows:

      1. DEFINITIONS.  For purposes of this Agreement:

         (a) 1933 ACT. The term "1933 ACT" means the U.S. Securities Act of 1933, as amended, or any successor law.

         (b) 1934 ACT. The term "1934 ACT" means the U.S. Securities Exchange Act of 1934, as amended, or any successor law.

         (c) DEPOSITARY BANK. The term "DEPOSITARY BANK" shall mean the bank holding the Ordinary Shares evidenced by the Depositary Receipts.

         (d) DEPOSITARY RECEIPTS. The term "DEPOSITARY RECEIPTS" means the negotiable depositary receipts issued by the Depositary Bank evidencing Ordinary Shares held on deposit with the Depositary Bank issued or issuable upon conversion of the Note.

         (e) FORM F-3. The term "FORM F-3" means a registration statement filed under Form F-3 under the 1933 Act, or any successor form of registration statement under the 1933 Act subsequently adopted by the SEC which permits inclusion or incorporation of a substantial amount of information by reference to other documents filed by the Company with the SEC.

         (f) HOLDER. The term "HOLDER" means Quantum Corporation and its permitted successors and assigns of the Note.


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         (g) REGISTRABLE SECURITIES. The term "REGISTRABLE SECURITIES" means all the Ordinary Shares issued or issuable upon conversion of the Note and the Depositary Receipts.

         (h) REGISTRATION. The terms "REGISTER," "REGISTERED," and REGISTRATION" refer to a registration effected by preparing and filing a registration statement in compliance with the 1933 Act, and the declaration or ordering of effectiveness of such registration statement.

         (i) RULE 415. The term "RULE 415" means Rule 415 promulgated under the 1933 Act, as such Rule may be amended from time to time, or any similar or successor rule or regulation hereafter adopted by the SEC.

         (j) SEC. The term "SEC" or the term "COMMISSION" means the U.S. Securities and Exchange Commission.

      2. SHELF REGISTRATION.

         (a) FILING AND REGISTRATION PERIOD. On or before the second monthly anniversary following Holder's request, and consistent with the requirements of applicable law, the Company shall prepare and file with the SEC a registration statement on Form F-3 for an offering to be made on a continuous basis pursuant to Rule 415 covering all of the Registrable Securities consisting of Ordinary Shares and shall use its best efforts to have the Depositary Bank file with the SEC a registration statement on Form F-6 for an offering to be made on a continuous basis pursuant to Rule 415 covering the Registrable Securities consisting of Depositary Reciepts (collectively, the "SHELF REGISTRATION". The Company shall use its best efforts to have such Shelf Registration declared effective as soon as practicable after its filing and to keep the Shelf Registration continuously effective under the 1933 Act for a continuous period of time (such period of time being hereinafter called the "REGISTRATION PERIOD") commencing on the date the Shelf Registration is declared effective under the 1933 Act by the SEC (the "DATE OF EFFECTIVENESS") and ending on such date that all such Registrable Securities proposed to be sold by the Holder may be sold without registration under the 1933 Act pursuant to Rule 144 promulgated under the 1933 Act. The Company shall have no duty or obligation to keep the Shelf Registration (or any Subsequent Registration, as defined below) effective after the expiration of the Registration Period. Notwithstanding the foregoing, in the event that the Company possesses material non-public information relating to a pending corporate development ("NON-PUBLIC INFORMATION") and has legitimate business reasons for not publicly disclosing such information, the Company may send Holder a notice (a "BLOCKAGE NOTICE") and upon receipt of any such Blockage Notice, Holder shall not resell any Registrable Securities pursuant to the Shelf Registration or any Subsequent Registration for a period of 15 calendar days from the date such Blockage Notice is sent or until such earlier date that such Non-Public Information becomes publicly known through a public statement of announcement or government filing by the Company or Insignia U.S. (such period of time being referred to herein as a "BLOCKAGE PERIOD"); PROVIDED that (i) the Blockage Notice shall describe the Non-Public Information in general terms, (ii) the Company shall not be permitted to send more than 4 Blockage Notices to Holder, (iii) any Non-Public Information giving rise to a Blockage Notice may not be the subject of a subsequent Blockage Notice, and (iv) if the Company shall have sent two Blockage Notices to the Holder, Holder shall



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have the right to consent to any subsequent Blockage Notices prior to the beginning of Blockage Period, which consent shall not be unreasonably withheld and if such consent is not forthcoming, Holder shall be entitled to resell Registrable Securities pursuant to the Shelf Registration or any Subsequent Registration notwithstanding such Blockage Notice.

         (b) SUBSEQUENT REGISTRATION. If the Shelf Registration is filed with the SEC and becomes effective under the 1933 Act, and the Shelf Registration or a Subsequent Registration (as defined below) thereafter ceases to be effective for any reason at any time during the Registration Period, then the Company shall use its best efforts to obtain the prompt withdrawal of any order suspending the effectiveness thereof, and in any event shall, within thirty (30) days of such cessation of effectiveness, file an amendment (and/or arrange for the Depositary Bank to file an amendment) to the Shelf Registration seeking to obtain the withdrawal of the order suspending the effectiveness thereof, or file an additional "shelf" registration statement pursuant to Rule 415 covering all of the then outstanding Registrable Securities (a "SUBSEQUENT REGISTRATION"). If a Subsequent Registration is filed, the Company shall use its best efforts to cause the Subsequent Registration to be declared effective as soon as practicable after such filing and to keep such registration statement continuously effective until the end of the Registration Period (except during any Blockage Period).

         (c) SUPPLEMENTS AND AMENDMENTS. During the Registration Period the Company shall supplement and amend (and the Company shall cause the Depositary Bank to so supplement and amend) the Shelf Registration if, as and when required by the 1933 Act, the rules and regulations promulgated thereunder or the rules, regulations or instructions applicable to the registration form used by the Company for such Shelf Registration.

         (d) UNDERWRITING. In the event that the Holder elect to sell the Registrable Securities under any Shelf Registration pursuant to an underwritten offering, the cost of such underwritten offering shall be borne by the Company.

         (e) SHARES OTHERWISE ELIGIBLE FOR RESALE. Notwithstanding anything herein to the contrary, the Company shall not be obligated to effect or continue to keep effective any such registration, registration statement, qualification or compliance with respect to the Registrable Securities held by the Holder after expiration or termination of the Registration Period.

         (f) EXPENSES. The Company shall pay all expenses incurred in connection with any registration effected by the Company or the Depositary Bank pursuant to this Agreement (excluding brokers' discounts and commissions), including without limitation all filing, registration and qualification, printers', legal and accounting fees.

         (g) OBLIGATIONS OF THE COMPANY. Subject to Sections 2(a) and (b) above, when required to effect the registration of any Registrable Securities under the terms of this Agreement, the Company will, as expeditiously as reasonably possible:

             (i) furnish to the Holder such number of copies of the prospectus for the Shelf Registration (or Subsequent Registration, as applicable), including a preliminary prospectus (and amendments or supplements thereto), in conformity with the requirements of the 1933 Act, and



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such other documents as they may reasonably request in order to facilitate the disposition of the Registrable Securities owned by it; and

             (ii) use its best efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as will be reasonably requested by the Holder; PROVIDED that the Company will not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such state or jurisdiction unless the Company is already so qualified.

         (h) FURNISH INFORMATION. The Holder shall furnish to the Company such information regarding itself and the intended method of disposition and plan of distribution of such Registrable Securities as shall be required to timely effect the registration of their Registrable Securities.

         (i) INDEMNIFICATION.

             (i) BY THE COMPANY. To the extent permitted by law, the Company will indemnify, defend and hold Holder harmless, along with each of its directors (if any), each of its officers (if any) and each person (if any) who controls Holder within the meaning of the 1933 Act, against any losses, claims, damages, or liabilities (joint or several) to which Holder may become subject under the 1933 Act, the 1934 Act or other U.S. federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively, a "VIOLATION"):

                  (1) any untrue statement or alleged untrue statement of a material fact contained in a registration statement filed by the Company pursuant to this Agreement pursuant to which Registrable Securities are sold, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto;

                  (2) the omission or alleged omission to state a material fact required to be stated therein, or necessary to make the statements therein not misleading; or

                  (3) any violation or alleged violation of the 1933 Act, the 1934 Act, any U.S. federal or state securities law or any rule or regulation promulgated under the 1933 Act, the 1934 Act or any U.S. federal or state securities law in connection with the offering of Registrable Securities covered by such registration statement;

      PROVIDED HOWEVER, that the Company shall not be liable for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a violation which occurs solely in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by Holder.

             (ii) BY THE HOLDER. To the extent permitted by law, the Holder will indemnify, defend and hold Company harmless, along with each of its directors (if any), each of its officers (if any) and each person (if any) who controls Holder within the meaning of the 1933 Act,


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against any losses, claims, damages, or liabilities (joint or several) to which
Holder may become subject under the 1933 Act, the 1934 Act or other U.S. federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations which occurs solely in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by Holder.

      3. GENERAL PROVISIONS.

         (a) NOTICES. Any notice, request or other communication required or permitted hereunder shall be in writing and shall be deemed to have been duly given and received (a) on the day of delivery, if personally delivered or delivered by facsimile by 5:00 p.m. on such day, (b) one (1) business day after having been deposited with an overnight courier (two (2) business days if delivery is trans-oceanic) or (c) three (3) business days after having been so deposited in the U.S. mail (seven (7) business days, if to a trans-oceanic destination), if sent by registered or certified mail, return receipt requested, postage prepaid, as follows:

         (i) if to the Investor, at:     Quantum Corporation
                                         500 McCarthy Boulevard
                                         Milpitas, California 95035
                                         Attn:  General Counsel

             with a copy to:             Steven Bochner, Esq.
                                         Wilson Sonsini Goodrich & Rosati
                                         650 Page Mill Road
                                         Palo Alto, California 94304-1050

        (ii) if to the Company, at:      Insignia Solutions plc
                                         41300 Christy Street
                                         Fremont, California 94538-3115
                                         Attn:  Chief Financial Officer

             with copies to:             Insignia Solutions plc
                                         Insignia House
                                         Wycombe Lane, Wooburn Green
                                         High Wycombe, Bucks HP10 OHH
                                         Attn:  General Manager

                                         David Healy, Esq.
                                         Fenwick & West LLP
                                         Two Palo Alto Square, #800
                                         Palo Alto, California 94306

Any party hereto (and such party's permitted assigns) may by notice so given change its address for future notices hereunder. Notice shall conclusively be deemed to have been given when personally delivered or when deposited in the mail in the manner set forth above.



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         (b) ENTIRE AGREEMENT. This Agreement, together with all the Exhibits hereto, constitutes and contains the entire agreement and understanding of the parties with respect to the subject matter hereof and supersedes any and all prior negotiations, correspondence, agreements, understandings, duties or obligations between the parties respecting the subject matter hereof.

         (c) GOVERNING LAW. This Agreement shall be governed by and construed exclusively in accordance with the internal laws of the State of Delaware as applied to agreements excluding that body of law relating to conflict of laws and choice of law.

         (d) SEVERABILITY. If one or more provisions of this Agreement are held to be unenforceable under applicable law, then such provision(s) shall be excluded from this Agreement and the balance of this Agreement shall be interpreted as if such provision(s) were so excluded and shall be enforceable in accordance with its terms.

         (e) THIRD PARTIES. Nothing in this Agreement, express or implied, is intended to confer upon any person, other than the parties hereto and their permitted successors and assigns, any rights or remedies under or by reason of this Agreement.

         (f) SUCCESSORS AND ASSIGNS. The provisions of this Agreement shall inure to the benefit of, and shall be binding upon, the successors and permitted assigns of the parties hereto.

         (g) CAPTIONS. The captions to sections of this Agreement have been inserted for identification and reference purposes only and shall not be used to construe or interpret this Agreement.

         (h) COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         (i) ADJUSTMENTS FOR SHARE SPLITS, ETC. Wherever in this Agreement there is a reference to a specific number of Ordinary Shares, then, upon the occurrence of any subdivision, combination or share dividend of Ordinary Shares, the specific number of shares so referenced in this Agreement shall automatically be proportionally adjusted to reflect the affect on the outstanding shares of such class or series of shares by such subdivision, combination or stock dividend.





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      Please confirm that the foregoing correctly sets forth the agreement between the Company and you.

                                         Very truly yours,

                                         Insignia Solutions Plc

                                         By: /s/ STEPHEN M. AMBLER
                                             -----------------------------------
                                             Name:  Stephen M. Ambler
                                                    ----------------------------
                                             Title: CFO/Secretary
                                                    ----------------------------

      The foregoing Registration Rights Agreement is hereby confirmed and accepted as of the date first above written.

                                         Quantum Corporation

                                         By: /s/ PETER VAN CUYLENBURG
                                             -----------------------------------
                                             Name:  Peter Van Cuylenburg
                                                    ----------------------------
                                             Title: President, DSSG
                                                    ----------------------------





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